EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (including all schedules, exhibits and appendices attached or otherwise identified therewith, as amended, modified or restated from time to time, this “Agreement”) dated as of May 18, 2023 (the “Effective Date”), is between (a) THERMO COMMUNICATIONS FUNDING, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), (b) AMERICREW, INC., a Delaware Corporation and MIKAB CORPORATION, a New Jersey Corporation,  (collectively “Debtors”), and (c) each Person identified as a Guarantor on the signature page hereto.

RECITALS

WHEREAS, Debtors (a) have determined that Debtors will benefit specifically and materially from the Credit Facility contemplated by this Agreement, and (b) have requested and bargained for the structure, terms and obligations set forth in the Loan Documents.

WHEREAS, Lender is willing to make the Credit Facility available upon and subject to the provisions, terms and conditions set forth in the Loan Documents.

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provisions, sections or recitals herein:

“Advance” means any advance under the Credit Facility, which advance shall be part of the Loan.

“Advance Request Form” means a certificate or other communication, substantially in the form of Exhibit A attached hereto, properly completed and signed or authorized by a Responsible Officer of Debtor requesting an Advance.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Borrowing Base” means, as of any date, a sum equal to EIGHTY FIVE PERCENT (85.00%) of the amount of Debtors’ collective Eligible Accounts; provided, however, Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its sole discretion with respect to Debtors’ Eligible Accounts.

“Borrowing Base Certificate” means, as of any date of preparation, a certificate, substantially the form of Exhibit B, prepared by and certified by a Responsible Officer

“Business Day” means any day other than a Saturday, Sunday or any other day on which the banks in New Orleans, Louisiana are authorized or required to close.

“Collateral” means:

(a) All present and future accounts, chattel paper (including electronic chattel paper), commercial tort claims, commodity accounts, commodity contracts, deposit accounts, documents, financial assets, general intangibles, health care insurance receivables, instruments, Intellectual Property, investment property, letters of credit, letter of credit rights, payment intangibles, securities, security accounts and security entitlements now or hereafter owned, held or acquired.

(b) All present and hereafter acquired inventory and goods (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment or held for sale, lease, return or to be furnished under contracts of services, in whole or in part, wherever located.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(c) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all records relating in any way to the foregoing.

(d) All books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information pertaining directly or indirectly to the Collateral and all rights to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties.

The term “Collateral,” as used herein, shall also include (a) any other property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, of any Debtor that may at any time be or become subject to a security interest or Lien in favor of Lender as security for the Indebtedness; and (b) all SUPPORTING OBLIGATIONS, PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, assets securities, guaranties or monies of Debtors which may at any time come into the possession of Lender. The designation of proceeds does not authorize Debtors to sell, transfer or otherwise convey any of the foregoing property except as authorized in this Agreement.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit C, prepared by and certified by a Responsible Officer.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization or certificate of formation and operating agreement or regulations; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Collections” means, with respect to any account receivable, all cash collections and other cash proceeds of such account receivable.

“Credit Facility” means the Revolving Credit Facility.

“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property, assets or services, except trade accounts payable of such Person arising in the ordinary course of business; (d) all capitalized lease obligations of such Person; (e) all debt or other obligations of others guaranteed by such Person; (f) all obligations secured by a Lien existing on property or assets owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a capitalized lease obligation; (j) any obligation under any so‑called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (n) all Hedge Obligations of such Person; and (o) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

“Default” means any Event of Default or event which with notice and/or the passage of time would be an Event of Default.

“Dollars” and “$” mean lawful money of the United States of America.

“Eligible Accounts” means, as of any date of determination thereof, all accounts receivable of Debtor (net of service charges, interest and finance fees) created in the ordinary course of business that are acceptable to Lender in its sole discretion in which Lender has a perfected, FIRST (1st) priority Lien and satisfy the following conditions:

(a) The account complies with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

(b) The account has not been outstanding for more than NINETY ONE (91) days past the original date of invoice;

(c) The account does not represent a commission and the account was created in connection with (i) the sale of goods by Debtor in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the account debtor, or (ii) the performance of services by Debtor in the ordinary course of business and such services have been completed and accepted by the account debtor;

(d) The account arises from an enforceable contract, the performance of which has been completed by Debtor;

(e) The account does not arise from the sale of any good that is from a bonded contract or is on a bill-and-hold, bartered, advance, pre-bill, progress, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;

(f) Debtor has good and indefeasible title to the account and the account is not subject to any Lien except Liens in favor of Lender;

(g) The account does not arise out of a contract with or order from, an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by Debtor to Lender in and to such account;

(h) The account is not subject to any retainage, setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;

(i) The account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(j) The account is not evidenced by chattel paper or an instrument;

(k) No default exists under the account by any party thereto;

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(l) The account debtor has not returned or refused to retain, or otherwise notified Debtor of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the account arose;

(m) The account is not owed by an Affiliate, employee, officer, director or shareholder of Debtor or any of its Subsidiaries;

(n) The account is payable in Dollars by the account debtor;

(o) The account is not owed by an account debtor whose accounts Lender in its sole discretion has chosen to exclude from Eligible Accounts;

(p) The account debtor is domiciled in the United States of America;

(q) No more than THIRTY FIVE PERCENT (35.00%) of the aggregate balances then outstanding on all accounts owed by such account debtor and its Affiliates to Debtor and its Subsidiaries are more than NINETY (91) days past the dates of their original invoices;

(r) If the account debtor is the United States of America or any department, agency, or instrumentality thereof, the Federal Assignment of Claims Act of 1940, shall have been complied with;

(s) The aggregate of all accounts owed by the account debtor and its Affiliates to which the account relates does not exceed THIRTY PERCENT (30.00%) of all accounts owed by all of Debtor’s and its Subsidiaries’ account debtors (provided, however, that if such aggregate exceeds such percentage of all Accounts, only such excess shall be ineligible); and

(t) The account is otherwise acceptable in the Permitted Discretion of Lender.

The amount of the Eligible Accounts owed by an account debtor to Debtor shall be reduced by the amount of all “contra accounts” and other obligations owed by Debtor to such account debtor. Lender may, at any time in its Permitted Discretion, determine that the Dollar amount of Eligible Accounts collectable by Debtor is reduced or diluted as a result of discounts or rebates granted by Debtor, returned, rejected or disputed goods or services, or such other reasons or factors as Lender deems applicable.

“Event of Default” has the meaning set forth in Section 11.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means any Person, whether one or more, who from time to time guarantees all or any part of the Indebtedness as set forth in an executed Guaranty.

“Guaranty” means a GUARANTY AGREEMENT and/or LIMITED RECOURSE GUARANTY AGREEMENT, whether one or more, executed by Guarantor (as the same may be amended, restated or modified from time to time).

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement.

“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.

“Indebtedness” means (a) all indebtedness, obligations and liabilities of Debtor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Lender, be or have been payable to or in favor of a third party and subsequently acquired by Lender (it being contemplated that Lender may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Debtor to Lender now existing or hereafter arising under (i) the Note, this Agreement, the other Loan Documents or any draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount or indemnity agreement, or (ii) the Hedge Obligations under any Hedge Agreement (including related confirmations and schedules) between Debtor and Lender or any Affiliate of Lender now existing or hereafter entered into, (b) all accrued but unpaid interest on any of the indebtedness described in (a) above, (c) all obligations of Debtor and Guarantor to Lender under the Loan Documents, (d) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (a), (b) and (c) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (e) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (a), (b), (c) and (d) above.

“Intellectual Property” means the copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses now owned or hereafter acquired by Debtor.

“Lender’s Counsel” is defined on the signature pages hereto.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

“Loan Documents” means this Agreement, the Note, the Guaranty, and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loan.

“Loan” means all Advances (whether one or more) under the Credit Facility as established pursuant to the Loan Documents from time to time.

“Lockbox Account” means the lockbox account established under Section 2(e).

“Material Adverse Effect” means any act, event, condition, or circumstance which would materially and adversely affect: (a) the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Debtor or Guarantor; (b) the ability of Debtor or Guarantor to perform its obligations under any Loan Document to which it is a party; or (c) the legality, validity, binding effect or enforceability against Debtor or Guarantor of any Loan Document to which it is a party.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

“Note” means, collectively, any promissory note evidencing all or part of the Indebtedness from time to time (as any such promissory note may be amended, modified or restated from time to time).

“Permitted Discretion” means, with respect to Lender, a determination made in the exercise of Lender’s commercially reasonable (from the perspective of a secured Lender) business judgment.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) Liens in respect of property of a Person imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Debt for borrowed money, such as carriers’, materialmen’s, warehousemen’s and mechanics’ Liens, statutory and common law landlord’s Liens, and other similar Liens arising in the ordinary course of business, and which either (i) do not in the aggregate materially detract from the value of such property or materially impair the use thereof in the operation of the business of a Person, or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Lien; (c) Liens created by or pursuant to the Loan Documents; (d) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule II, without giving effect to any extensions or renewals thereof; (e) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default; (f) Liens (i) incurred or deposits made in the ordinary course of business in connection with general insurance maintained by a Person, (ii) incurred or deposits made in the ordinary course of business of a Person in connection with workers’ compensation, unemployment insurance and social security, (iii) to secure the performance by any Person of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) to the extent incurred in the ordinary course of business, and (iv) to secure the performance by a Person of leases of real property, to the extent incurred or made in the ordinary course of business consistent with past practices; (g) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of a Person; (h) easements, rights-of-way, restrictions, minor defects or irregularities in title, encroachments and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of a Person; (i) Liens arising from precautionary UCC financing statements regarding operating leases; (j) Liens created pursuant to or in connection with capital leases permitted pursuant to this Agreement, provided that (i) such Liens only serve to secure the payment of rent or Debt arising under such capital leases, and (ii) the Liens encumbering the assets leased or purported to be leased under such capital leases do not encumber any other assets of a Person; and (k) Liens in equipment and fixtures arising pursuant to purchase money security interests securing Debt representing the purchase price of assets acquired after the Effective Date; provided that (i) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (ii) the Debt secured by any such Lien does not exceed the purchase price of the property being purchased at the time of the incurrence of such Debt, and (iii) the Debt secured thereby is permitted to be incurred pursuant to this Agreement.

“Permitted Tax Distributions” means, with respect to any Person, any dividend or distribution to any holder of such Person’s stock or other equity interests to permit such holders to pay federal income taxes and all relevant state and local income taxes at a rate equal to the highest marginal applicable tax rate for the applicable tax year, however denominated (together with any interest, penalties, additions to tax, or additional amounts with respect thereto) imposed as a result of taxable income attributed to such holder as a partner of such Person under federal, state, and local income tax laws, determined on a basis that combines those liabilities arising out of the net effect of the income, gains, deductions, losses, and credits of such Person and attributable to it in proportion and to the extent in which such holders hold stock or other equity interests of such Person.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Responsible Officer” means the Person designated by any Person to act on behalf of such Person; provided that such designated Person may not designate any other Person to be a Responsible Officer.  Any document delivered hereunder that is signed by a Responsible Officer of such Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Subsidiary” means any entity (a) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by a Person and/or its Subsidiaries, and (b) which is treated as a subsidiary in accordance with GAAP.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Louisiana; provided, that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the UCC, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Louisiana, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

All words and phrases used herein shall have the meaning specified in the UCC except to the extent such meaning is inconsistent with this Agreement.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Any accounting term used in the Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Effective Date unless Debtor and Lender shall otherwise specifically agree in writing.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

2. Credit Facility.

(a) Revolving Credit Facility. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to make Advances to Debtor under a credit facility (the “Revolving Credit Facility”) in an aggregate sum not to exceed the LESSER of (i) an amount equal to the Borrowing Base, or (ii) TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) (the “Maximum Amount”), on a revolving basis from time to time during the period commencing on the Effective Date and continuing until the EARLIER of: (i) May 18, 2024 (the “Stated Maturity Date”), and (ii) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents (the EARLIER of such dates being the “Maturity Date”). If at any time the sum of the aggregate principal amount of Advances outstanding under the Revolving Credit Facility exceeds the lesser of the Maximum Amount or the Borrowing Base, such amount shall be deemed an “Overadvance.” Debtor shall immediately repay the amount of such Overadvance plus all accrued and unpaid interest thereon upon written demand from Lender, and any such failure to immediately repay shall constitute an Event of Default. Notwithstanding anything contained herein to the contrary, an Overadvance shall be considered part of the Loan and shall bear interest at the interest rates set forth in the Note evidencing the Revolving Credit Facility and be secured by this Agreement. Subject to the terms and conditions hereof, Debtor may borrow, repay and reborrow funds under the Revolving Credit Facility.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(b) Funding. Lender reserves the right to require not less than ONE (1) Business Day prior notice of each Advance under the Revolving Credit Facility, specifying the aggregate amount of such Advance together with any documentation relating thereto as Lender may reasonably request; including, but not limited to, a Borrowing Base Certificate and an Advance Request Form. Debtor shall give Lender notice of each Advance under the Revolving Credit Facility by no later than 1:00 p.m. (New Orleans, Louisiana time). Lender may accept telephonic requests for such Advance, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of a written request in connection with subsequent Advances. Lender shall have no liability to Debtor for any loss or damage suffered by Debtor as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Debtor and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Advance under this section shall be made available to Debtor by depositing the same, in immediately available funds, in an account of Debtor designated by Debtor or by paying the proceeds of such Advance to a third party designated by Debtor.

(c) Use of Proceeds. The Advances under the Revolving Credit Facility shall be used by Debtor for working capital in the ordinary course of business and to refinance certain existing Debt of Debtor.

(d) Fees.Debtor agrees to pay to Lender a earned, non-refunable commitment fee (the “Commitment Fee”) equal to TWO PERCENT (2.00%) of the Credit Facility for the establishment of the Credit Facility. The Commitment Fee will be split equally between Thermo and New Hope Capital. The Commitment Fee shall be fully earned as of the Effective Date.

Debtor agrees to pay to Lender monitoring fee (the “Monitoring Fee”) equal to FORTY-FIVE HUNDRETHS of ONE PERCENT (.45%) of the average outstanding principal balance, payable in arrears monthly on the last day of the month.

(e) Lockbox. Except as may otherwise be established by Lender in writing, a Lockbox Account will be established or assigned, as the case may be, for the benefit of Lender into which all Collections from Account Debtors with respect to accounts receivable shall be deposited. The Lockbox Account will be maintained at the expense of Debtor. Debtor agrees to deposit all Collections it receives with respect to accounts receivable in the Lockbox Account and will instruct each Account Debtor to make all payments on accounts receivable to said Lockbox Account. All funds in the Lockbox Account will be remitted as instructed by Lender, for application to the Indebtedness, or otherwise. As Collateral for the repayment of the Indebtedness, Debtor does hereby sell, transfer, assign, set over and convey to, and grants a security interest to Lender in, all right, title and interest of Debtor in and to all amounts deposited, from time to time, in the Lockbox Account. Any Collections relating to accounts receivable held by Debtor pending deposit to the Lockbox Account as provided in this Agreement, shall be held in trust for the benefit of Lender until such amounts are deposited into the Lockbox Account. All Collections in respect of accounts receivable received by Debtor and not deposited directly by each Account Debtor shall be remitted to the Lockbox Account no later than the next Business Day following Debtor’s receipt thereof, and if such Collections are not remitted on a timely basis, it shall be an immediate Event of Default hereunder. Debtor’s failure to comply with this Section shall be an immediate Event of Default hereunder.

(f) Make Whole Provision. Debtor may prepay in whole (but not in part) the outstanding principal balance of the Revolving Credit Facility and obtain the termination of Lender’s commitment to lend under the Revolving Credit Facility prior to the Stated Maturity Date. Any such prepayment and termination shall be accompanied by all accrued interest and fees and any other sums due Lender at the time of prepayment, PLUS a make whole payment (the “Make Whole Payment”) that is ONE PERCENT (1.00%) of the Pro Rata Portion. “Pro Rata Portion” is the number obtained by multiplying (i) a sum equal to the MAXIMUM AMOUNT by (ii) (1) the remaining number of months until the FIRST (1ST) anniversary of the Effective Date, divided by (2) TWELVE (12). No make-whole payment shall be due and payable if prepayment is made within THIRTY (30) days of the FIRST (1ST) anniversary of the Effective Date.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(g) Joint, Several and In Solido Liability. Debtors and any other Person named or identified as a Borrower under the Loan Documents, as may be amended from time to time, hereby irrevocably and unconditionally: (i) agree that each is JOINTLY, SEVERALLY AND IN SOLIDO liable to Lender for the full and prompt payment and performance of the Indebtedness under the Loan Documents in accordance with the terms thereof; and (ii) agree to fully and promptly perform all of their obligations hereunder and the other Loan Documents with respect to each Loan hereunder as if such Loan had been made directly to it. Each Borrower hereby designates Arthur Smith as its representative and agent on its behalf for the purposes of giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of the Borrowers under the Loan Documents. Arthur Smith hereby accepts such appointment. Lender may regard any notice or other communication pursuant to any Loan Document from Arthur Smith as a notice or communication from each Borrower. Each warranty, covenant, agreement and undertaking made on behalf of any Borrower by Arthur Smith shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such

(h) Cross-Guaranty. Each Borrower hereby agrees that such Borrower is JOINTLY SEVERALLY AND IN SOLIDO liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Indebtedness owed or hereafter owing to Lender by any Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and not of collection, that its obligations under this Section 2(h) shall not be discharged until indefeasible payment and performance (subject to the proviso in the immediately preceding sentence) in full of the Indebtedness has occurred, and that its obligations under this Section 2(h) shall be absolute and unconditional, irrespective of and unaffected by:

(i)

the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(ii)	the absence of any action to enforce this Agreement, including this Section 2(h), or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

(iii)

the existence, value or condition of, or failure to perfect its lien against, any security or Collateral for the Indebtedness or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security or Collateral);

(iv)	the insolvency of any Obligor; or

(v)	any other action or circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Indebtedness guaranteed hereunder.  To the extent that any Borrower shall make a payment under this Section 2(h) of all or any of the Indebtedness (other than Loans made to such Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Indebtedness satisfied by such Guarantor Payment in the same proportion that such Borrower’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of Borrower as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Indebtedness, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 2(h) without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. This Section 2(h) is intended only to define the relative rights of each Borrower and nothing set forth herein is intended to or shall impair the obligations of any Borrower, jointly, severally and in solido, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this Section 2(h) shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable. The liability of each Borrower under this Section 2(h) is in addition to and shall be cumulative with all other liabilities of any Borrower to Lender under the Loan Documents to which such Borrower is a party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

3. Note, Rate and Computation of Interest. The Revolving Credit Facility established pursuant to the Loan Documents shall be evidenced by a Note duly executed by Debtors and payable to the order of Lender, in form and substance acceptable to Lender. Interest on each Note shall accrue at the rates set forth therein. The principal of and interest on each Note shall be due and payable in accordance with the terms and conditions set forth in such Note and in this Agreement. All payments under this Agreement and the other Loan Documents shall be made to Lender at Lender’s offices as set forth herein in Dollars and immediately available funds, without setoff, deduction or counterclaim, and free and clear of all taxes, at the time and in the manner provided in such Note.

4. Collateral.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Debtor hereby pledges to and grants Lender a security interest in all of Debtor’s right, title and interest in the Collateral, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence. If Debtor at any time holds or acquires a commercial tort claim, Debtor shall notify Lender in writing within FIVE (5) Business Days of such occurrence with the details thereof and grant to Lender a security interest therein or Lien thereon and in the proceeds thereof, in form and substance satisfactory to Lender. If the security interest granted hereby in any rights of Debtor under any contract or other agreement included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article 9 of the UCC or other applicable law, but is otherwise limited by that prohibition.

(b) Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of Debtor’s respective duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Lender of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral and (iii) Lender shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(c) Intellectual Property. All material Intellectual Property owned or used by Debtor (if any) is listed, together with application or registration numbers, where applicable, in Schedule I. Debtor owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have a Material Adverse Effect. Debtor will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority, and Debtor will promptly patent or register, as the case may be, all new Intellectual Property and notify Lender in writing FIVE (5) Business Days prior to filing any such new patent or registration.

(d) Additional Documents. TO SECURE FULL AND COMPLETE PAYMENT AND PERFORMANCE OF THE INDEBTEDNESS, DEBTOR AND GUARANTOR SHALL EXECUTE AND DELIVER OR CAUSE TO BE EXECUTED AND DELIVERED ALL OF THE LOAN DOCUMENTS REASONABLY REQUIRED TO CARRY OUT THE PROVISIONS AND PURPOSES OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND TO CREATE, PRESERVE, AND PERFECT THE LIENS OF LENDER IN THE COLLATERAL. IN THE EVENT ANY OF THE LOAN DOCUMENTS EVIDENCING OR SECURING THE INDEBTEDNESS MISREPRESENTS OR INACCURATELY REFLECTS THE CORRECT TERMS AND/OR PROVISIONS OF THE INDEBTEDNESS, DEBTOR AND GUARANTOR SHALL UPON REQUEST BY LENDER AND IN ORDER TO CORRECT SUCH MISTAKE, EXECUTE SUCH NEW DOCUMENTS OR INITIAL CORRECTED, ORIGINAL DOCUMENTS AS LENDER MAY DEEM REASONABLY NECESSARY TO REMEDY SAID ERRORS OR MISTAKES. DEBTOR AND GUARANTOR SHALL EXECUTE SUCH OTHER DOCUMENTS AS LENDER SHALL DEEM REASONABLY NECESSARY TO CORRECT ANY DEFECTS OR DEFICIENCIES IN THE LOAN DOCUMENTS. DEBTOR OR GUARANTOR’S FAILURE TO EXECUTE SUCH DOCUMENTS AS REQUESTED SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THIS AGREEMENT.

(e) Setoff. As further security for the Indebtedness, Debtor grants to Lender a FIRST (1st) Lien and contractual right of set-off in and to all money and property of Debtor now or at any time hereafter coming within the custody or control of Lender, including (without limitation) all deposit accounts, whether such deposit accounts have matured or not, and whether the exercise of such right of set-off results in loss of interest or other penalty under the terms of the deposit account agreement. It is further agreed that Lender shall have a FIRST (1st) Lien on all deposits and other sums at any time credited by or due from Lender to Debtor as security for the payment of the Indebtedness, and Lender, at its option after the occurrence of a Default may without notice and without any liability, hold all or any part of any such deposits or other sums until all amounts owing under the Loan Documents have been paid in full, and/or Lender may apply or set-off all or any part of any such deposits or other sums credited by or due from Lender to or against any sums due under the Loan Documents in any manner and in any order of preference which Lender, in its sole discretion, chooses.The rights and remedies of Lender hereunder are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

(f) Satisfaction of Indebtedness. Until the Indebtedness has been indefeasibly paid and fully satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the commitments of Lender under the Credit Facility have been terminated, Lender shall be entitled to retain the security interests in the Collateral granted under the Loan Documents and the ability to exercise all rights and remedies available to Lender under the Loan Documents and applicable laws.

LOAN AND SECURITY AGREEMENT – PAGE 11

THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

5. Conditions Precedent.

(a) Initial Advance. The obligation of Lender to make the initial Advance under the Credit Facility is subject to the condition precedent that Lender shall have received, or such condition shall be otherwise satisfied, as of the Effective Date, to Lender’s satisfaction, the following:

(i) Closing Certificate. A CLOSING CERTIFICATE executed by a Responsible Officer of the governing body of Debtors, which certifies: (1) the resolutions of Debtors authorizing the execution, delivery, and performance of the Loan Documents that Debtors are a party to; (2) certificates of the appropriate government officials of the state of organization of Debtor and any governing body of Debtors, and any state Debtors are currently doing business as to the existence, qualification and good standing of Debtors, dated no more than TEN (10) days prior to the Effective Date; (3) the true and correct Constituent Documents of Debtors and any governing body of Debtors and (4) the names of the Responsible Officer authorized to sign the Loan Documents that Debtors are a party to, together with specimen signatures of such Persons.

(ii) Loan Documents. The Loan Documents executed by each party thereto.

(iii) Financing Statements. UCC financing statements covering the Collateral shall have been filed with such filing officers as Lender may request.

(iv) Insurance Matters. Copies of insurance certificates describing all insurance policies as may be required by Lender, together with loss payee and lender endorsements in favor of Lender with respect to all insurance policies covering the Collateral.

(v) Lien Search. The results of a UCC or other Lien search showing all financing statements and other documents or instruments on file against Debtor in such locations as Lender may reasonably request, dated no more than TEN (10) days prior to the Effective Date.

(vi) Fees and Expenses. Evidence that the costs and expenses of Lender (including reasonable attorneys’ fees) and all fees owing to Lender, shall have been paid in full by Debtor.

(vii) Other Matters. Such other documents and agreements as may be required by Lender in its reasonable discretion.

(b) All Advances. The obligation of Lender to make any Advance shall be subject to the following additional conditions precedent:

(i) Request for Advance. Lender shall have received in accordance with this Agreement, an Advance Request Form satisfactory to Lender in its Permitted Discretion dated as of the date of request and executed by a Responsible Officer of Debtor;

(ii) No Default, Etc. No Default or event which would reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing, or would result from or after giving effect to such Advance;

(iii) Additional Documentation. Lender shall have received such additional approvals, opinions, or documents as Lender or its legal counsel may reasonably request; and

(iv) Representations and Warranties. All of the representations and warranties contained in the Loan Documents shall be true and correct in material respects on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date.

Each Advance hereunder shall be deemed to be a representation and warranty by Debtors that the conditions specified in this Section have been satisfied on and as of the date of the applicable Advance.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

6. Representations and Warranties. Upon each Advance hereunder, Debtors and Guarantors hereby represent and warrant to Lender as follows (as to Guarantor, to the extent such representations and warranties are addressed to Guarantor):

(a) Existence; Location. Each Debtor (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisitepower and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Debtor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party. Each Debtor’s exact legal name, jurisdiction of organization, type of entity, and the location of its principal place of business, or chief executive office (or the principal residence if each Debtor is a natural person) and of the books and records relating, are disclosed as set forth in this Agreement. Debtor has no places of business except those disclosed in writing to Lender. Each Debtor has not changed its name, jurisdiction of organization, principal place of business, or chief executive office (or principal residence if such Debtor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past FIVE (5) years. Each Debtor’s exact legal name is set forth in the introductory paragraph hereto.

(b) Binding Obligations. The execution, delivery, and performance of the Loan Documents by Debtor have been duly authorized by all necessary action by each Debtor, and constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c) No Consent. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of the Constituent Documents (if any) or other instrument binding upon each Debtor, (2) any law, governmental regulation, court decree or order applicable to Debtor, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon Debtor, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any Lien, charge or encumbrance upon any property or asset of each Debtor except as may be expressly contemplated in the Loan Documents. No consent is required for the exercise by Lender of the rights provided for in the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents (except as may be required in connection with the disposition of certain Collateral applicable law, regulation or judicial decision).

(d) Financial Condition. Each financial statement of each of each Debtor and Guarantor supplied to Lender truly discloses and fairly presents Debtor’s and Guarantor’s financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Debtor or Guarantor subsequent to the date of the most recent financial statement supplied to Lender. All projections delivered by each of Debtor and Guarantor to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Lender and all such assumptions are disclosed in the projections.

(e) Operation of Business. Each Debtor possesses all contracts, licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and each Debtor is not in violation of any valid rights of others with respect to any of the foregoing, except any violations that would not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Judgments. Except for those actions, suits or proceedings listed in Appendix G to the Closing Certificate, attached hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Debtor or Guarantor, threatened against or affecting Debtor or Guarantor that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Debtor or Guarantor.

(g) Debt. Each Debtor has no Debt other than the Permitted Debt.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(h) Disclosure. No statement, information, report, representation, or warranty made by Debtor or Guarantor in the Loan Documents or furnished to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Debtor or Guarantor which would reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Lender.

(i) Subsidiaries, Ventures, Etc. Each Debtor has no Subsidiaries or joint ventures or partnerships.

(j) Agreements. Debtors are not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which would reasonably be expected to have a Material Adverse Effect. Debtors are not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

(k) Compliance with Laws. Neither Debtors nor Guarantor is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, the violation of which would reasonably be expected to have a Material Adverse Effect.

(l) Taxes; Governmental Charges. Each of Debtors and Guarantors have filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. Neither Debtors nor Guarantors have knowledge of any pending investigation of such Debtors or Guarantors by any taxing authority or any pending but unassessed tax liability.

(m) Use of Proceeds; Margin Securities. Debtors are not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of regulations of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

(n) ERISA. Debtors are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder (“ERISA”). Neither a reportable event nor a prohibited transaction has occurred and is continuing with respect to any plan. No notice of intent to terminate a plan has been filed, nor has any plan been terminated. No circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA (the “PBGC”) to institute proceedings to terminate, or appoint a trustee to administer, a plan, nor has the PBGC instituted any such proceedings. Neither Debtors nor any ERISA Affiliate (as defined below) has completely or partially withdrawn from a multiemployer plan. Debtors and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their plans, and the present value of all vested benefits under each plan do not exceed the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan and in accordance with ERISA. Neither Debtor nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. “ERISA Affiliate” means each trade or business (whether or not incorporated) which together with Debtor would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Internal Revenue Code of 1986.

(o) Regulated Entities. No Debtor is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (ii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(p) Foreign Assets Control Regulations and Anti-Money Laundering. Each Debtor and each Subsidiary of Debtor is and will remain in compliance in all material respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it.

(q) Solvency. On the Effective Date and on the date of each Advance, each Debtor will be and after giving effect to the requested Advance, will be, solvent.

(r) Representations and Warranties Relating to the Collateral.

(i) Information. All information supplied by Debtors to Lender with respect to the Collateral is true, correct, and complete in all material respects; including, without limitation representations with respect to Eligible Accounts.

(ii) Security Interest. Debtors have and will have at all times (1) good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, (2) full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any Lien, security interest or other charge or encumbrance other than for the Permitted Encumbrances. The Loan Documents create a legal, valid and binding security interest in favor of Lender in all now owned and hereafter acquired Collateral securing the Indebtedness; and upon the filing of all UCC financing statements naming Debtor as “debtor” and Lender as “secured party” and describing the Collateral in the filing offices in the jurisdiction in which Debtor is organized, the security interests granted to Lender thereunder constitute valid and perfected FIRST (1st) priority Lien to the extent that the same may be perfected by the filing of a UCC financing statement.

(iii) No Financing Statements or Control Agreements. Other than the financing statements and control agreements with respect to this Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Encumbrances.

(iv) Maintenance of Collateral. All tangible Collateral which is material to Debtor’s business is in good repair and condition, ordinary wear and tear excepted.

(v) Inventory. All inventory of Debtor (if any) has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act (29 U.S.C. §§ 201-219).

The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Lender in the future by Debtor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the security interest in any such Collateral.

LOAN AND SECURITY AGREEMENT – PAGE 15

THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

7. Covenants. Until all Indebtedness is indefeasibly paid or performed, and Lender has no further commitment to lend under the Credit Facility, Debtor and Guarantor agree and covenant as follows (as to Guarantor, to the extent such covenants are addressed to Guarantor):

(a) Compliance. DEBTOR SHALL (i) COMPLY WITH, PERFORM, AND BE BOUND BY ALL COVENANTS AND AGREEMENTS IN THE LOAN DOCUMENTS THAT ARE APPLICABLE TO DEBTOR, ITS ASSETS, OR ITS OPERATIONS, EACH OF WHICH IS HEREBY RATIFIED AND CONFIRMED INCLUDING THE INDEMNIFICATION AND RELATED PROVISIONS ANY LOAN DOCUMENT; AND (ii) CONSENT TO AND APPROVAL OF THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS IN THIS AGREEMENT.

(b) Maintenance of Existence; Conduct of Business. Each Debtor shall preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Debtor shall conduct its business in accordance with existing business practices.

(c) Maintenance of Properties. Each Debtor shall maintain, keep, and preserve all of its properties and assets (tangible and intangible) material to the proper conduct of its business in good working order and condition.

(d) Taxes and Claims. Each Debtor shall pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property or assets, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property or assets; provided, however, that Debtor shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.

(e) Ownership and Liens; Impairment of Collateral. Each Debtor will maintain good and indefeasible title to the Collateral free and clear of all Liens, security interests, encumbrances or adverse claims, except for Permitted Encumbrances. Each Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except for Permitted Encumbrances. Debtor will defend at its expense Lender’s right, title and security interest in and to the Collateral against the claims of any third party. Each Debtor will not take any action that would in any manner impair the enforceability of Lender’s security interest in any Collateral. Each Debtor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall terminate following written notice from Lender upon the occurrence and during the continuation of an Event of Default. Each Debtor shall provide to Lender such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Lender may reasonably request from time to time.

(f) Inspection Rights. At any reasonable time and from time to time, Each Debtor shall (i) permit representatives of Lender to examine, inspect, review, evaluate and make physical verifications and appraisals of (1) the Collateral, or (2) other property and assets of each Debtor in any manner and through any medium that Lender considers advisable, (ii) to examine, copy, and make extracts from its books and records, (iii) to visit and inspect its properties and assets, and (iv) to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants, in each instance, at the Debtor’s expense.

(g) Keeping Books and Records. Each Debtor shall maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

(h) Compliance with Laws. Each Debtor and Guarantor shall, and shall cause each of their Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator, where the failure to comply would reasonably be expected to have a Material Adverse Effect.

(i) Compliance with Agreements. Each of Debtor and Guarantor shall comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business, where the failure to comply would reasonably be expected to have a Material Adverse Effect.

(j) ERISA. Each Debtor shall, and shall cause each of its Subsidiaries to, comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(k) Debt. Each Debtor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except (the “Permitted Debt”):

(i) Debt to Lender;

(ii) Existing Debt described on the Schedule III;

(iii) Debt which is subordinated to Lender on terms and conditions acceptable to Lender in its sole discretion as set forth on Schedule III (the “Subordinated Debt”); and

(iv) Trade payable incurred in the ordinary course of business that are not past due.

(l) OTHER CHANGES. DEBTOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, (i) CREATE, INCUR OR ASSUME INDEBTEDNESS FOR BORROWED MONEY, OTHER THAN INDEBTEDNESS EXPRESSLY PERMITTED BY THE LOAN DOCUMENTS, (ii) SELL, TRANSFER, MORTGAGE, ASSIGN, PLEDGE, LEASE (OTHER THAN IN THE ORDINARY COURSE OF BUSINESS), GRANT A SECURITY INTEREST IN OR ENCUMBER ANY OF DEBTOR’S ASSETS (EXCEPT AS EXPRESSLY PERMITTED BY THE LOAN DOCUMENTS), OR (iii) SELL ANY OF DEBTOR’S ACCOUNTS, EXCEPT TO LENDER.

(m) Restricted Payments. Debtors shall not (if any Default has occurred or would occur by reason of any action hereunder), directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its equity interests, or redeem, purchase, retire, call, or otherwise acquire any of its equity interests, or permit any of its Subsidiaries to purchase or otherwise acquire any equity interest of each Debtor or another Subsidiary of Debtors, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests, or incur any obligation (contingent or otherwise) to do any of the foregoing. Notwithstanding the foregoing, quarterly, but only so long as Debtor is treated as an S corporation or partnership for federal income tax purposes, Debtor may make Permitted Tax Distributions.

(n) Fundamental Change. Debtors will not (i) make any material change in the nature of its business as carried on as of the Effective Date, (ii) amend or permit the amendment of any of its Constituent Documents except upon not less than THIRTY (30) days prior written notice to Lender, (iii) liquidate, merge or consolidate with or into any other Person, (iv) make a change in organizational structure or the jurisdiction in which it is organized, or (v) permit ANY change in Debtors’ legal name or the state of Debtors’ organization. Debtors shall execute and deliver all such additional documents and perform all additional acts as Lender, in its sole discretion, may request in order to continue or maintain the existence and priority of its security interest in all of the Collateral.

(o) Loans. Debtors will not make loans or guarantee any obligation of any other Person or entity other than (i) loans or advances to employees of Debtor not to exceed FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) in the aggregate outstanding at any time, including such loans and advances outstanding on the Effective Date, and (ii) accounts receivable for sales of inventory and other products and services provided by Debtor to its respective customers in the ordinary course of business of Debtor.

(p) Transactions with Affiliates. Debtors will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Debtor, except in the ordinary course of and pursuant to the reasonable requirements of Debtor’s business (upon prior written notice to Lender) and upon fair and reasonable terms no less favorable to Debtor than would be obtained in a comparable arm’s-length transaction with a Person or entity not an Affiliate of Debtor.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(q) Waivers and Consents Relating to Real Property Interests. Upon the request of Lender, Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver agreements satisfactory in form and substance to Lender by which such mortgagee or landlord (i) waives or subordinates any rights it may have in the Collateral, or (ii) consents to the mortgage or other encumbrance of Debtor’s interest in such real property. Debtor shall not keep any tangible personal property Collateral at any location other than as set forth on Schedule I hereto.

(r) Change in Control. Debtors shall not permit any change in Control of Debtor.

(s) Disposition of Assets. Debtors shall not directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (i) dispositions of inventory in the ordinary course of business or (ii) dispositions, for fair value, of worn-out and obsolete equipment not necessary or useful to the conduct of business. Debtor shall not, directly or indirectly, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed).

(t) Prepayment of Debt. Debtors shall not, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Debt for borrowed money, except the Indebtedness and satisfaction of accounts payable in the ordinary course of Debtor’s business.

(u) Accounting. Debtors shall not change its fiscal year or make any change (i) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Lender, or (ii) in tax reporting treatment, except as required by law and disclosed to Lender.

(v) Insurance. Debtors will maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker’s compensation, and other insurance deemed reasonably necessary by Lender. Debtor will, at its own expense, maintain insurance with respect to all Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Lender from time to time. Each policy of insurance maintained by Debtor shall (i) name Debtor and Lender as insured parties thereunder (without any representation or warranty by or obligation upon Lender) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Lender notwithstanding any action, inaction or breach of representation or warranty by Debtor, and (iii) provide prior written notice of cancellation or of lapse shall be given to Lender by the insurer in accordance with the insurer’s commercial practices as adopted from time to time. Debtor will deliver to Lender original or duplicate policies of such insurance. Debtor will also, at the request of Lender, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Lender and applied by Lender in accordance with the Loan Documents, provided, however, that so long as no Default exists, Debtor may use such insurance payments for the repair or replacement of such lost or damaged property.

(w) Notices of Material Events. Debtors will furnish to Lender prompt written notice of the following:

(i) the occurrence of any Default;

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Debtor or Guarantor that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and

(iii) any and all material adverse changes in any Debtor’s financial condition and all claims made against Debtor that would materially affect the financial condition of Debtor.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of Debtor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(x) Accounts and General Intangibles. Debtors will, except as otherwise provided herein, collect, at Debtor’s own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Debtors may and, at Lender’s direction, will take such action not otherwise forbidden herein as Debtors or Lender may deem reasonably necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Debtors will also duly perform and cause to be performed all of its material obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Each Debtor also covenants and agrees to take any action and/or execute any documents that Lender may reasonably request in order to comply with law relating to the assignment of the accounts.

8. Financial Covenants. Until all Indebtedness is indefeasibly paid or satisfied and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants that it will, unless Lender shall otherwise consent in writing:

(a) Debt Service Coverage Ratio. Debtor shall maintain, on a consolidated basis and as of the last day of each fiscal quarter and for the FOUR (4) fiscal quarters ending on such last day, a Debt Service Coverage Ratio of at least 1.25 to 1.00.

(b) Fixed Charge Coverage Ratio. Debtor shall maintain, on a consolidated basis and as of the last day of each fiscal quarter and for the FOUR (4) fiscal quarters ending on such last day, a Fixed Charge Coverage Ratio of at least 1.25 to 1.00.

(c) Tangible Net Worth. Debtors shall maintain, on a consolidated basis, at all times, Tangible Net Worth of at least SIXTY THOUSAND AND 00/100 DOLLARS ($60,000.00).

(d) Defined Terms. The following terms will have the meanings given such terms in this Section:

“Adjusted EBIDA” means, for any Person for any period, an amount, determined in accordance with GAAP, equal to (i) EBIDA, plus (ii) lease expense and rent expense minus (a) cash income taxes, minus (b) the sum of distributions, and dividends.

“Cash Interest Expense” means, for any Person for any period, total interest expense in respect of all outstanding Debt actually paid or that is payable by such Person during such period, but excluding interest expense not payable in cash, all as determined in accordance with GAAP.

“Current Ratio” means, for any Person as of any date, the ratio of (i) current assets, to (ii) current liabilities, each as determined in accordance with GAAP.

“Debt Service” means, for any Person for any period, an amount, determined in accordance with GAAP, equal to (i) the current portion of long-term Debt plus (ii) Cash Interest Expense.  The current portion of long-term Debt shall be measured as of the last day of the calculation period.

“Debt Service Coverage Ratio” means the ratio of (i) EBIDA, to (ii) Debt Service.

“Current Ratio” means, for any Person as of any date, the ratio of (i) current assets, to (ii) current liabilities, each as determined in accordance with GAAP.

“EBIDA” means, for any Person for any period, an amount, determined in accordance with GAAP, equal to (i) net income less distributions and/or dividends, plus (ii) the sum of the following to the extent deducted in the calculation of net income: (1) interest expense; (2) income taxes; (3) depreciation; (4) amortization; (5) extraordinary losses; and (6) other non-recurring expenses reducing such net income which do not represent a cash item in such period or any future period, minus (iii) the sum of the following to the extent included in the calculation of net income: (1) income tax credits; (2) extraordinary gains; and (3) all non-recurring, non-cash items increasing net income.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

“Fixed Charges” means, for any Person for any period, an amount, determined in accordance with GAAP, equal to (i) Cash Interest Expense, plus (ii) lease expense and rent expense, plus (iii) the current portion of long term Debt, plus (iv) the current portion of capitalized lease obligations (if not included in the current portion of long term Debt).

“Fixed Charge Coverage Ratio” means the ratio of (i) Adjusted EBIDA to (ii) Fixed Charges.

“Tangible Net Worth” means, for any Person as of any date, an amount equal to (i) net worth minus (ii) the sum of (1) any amount at which the equity of such Person appears as an asset on such Person’s balance sheet; (2) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto; (3) patents, trademarks, trade names, and copyrights; (4) deferred expenses; (5) loans and advances to any stockholder, director, officer, or employee of such Person or any Affiliate of such Person; and (6) all other assets which are properly classified as intangible assets, all as determined in accordance with GAAP.

A breach of a financial covenant contained in this Section shall be deemed to have occurred as of any date of determination thereof by Lender or as of the last day of any specified measuring period, regardless of when the financial statements or any certificate reflecting such breach are delivered to Lender.  Debtor shall provide Lender such calculations and certificates as Lender shall reasonably require in calculating compliance with the financial covenants set forth herein.

9. Reporting Requirements. Until all Indebtedness is indefeasibly paid and satisfied, and Lender has no further commitment to lend under the Credit Facility, each Debtor agrees and covenants that it will furnish or cause to be furnished the following:

(a) Interim Financial Statements. As soon as available, and in any event within THIRTY (30) days after the end of each calendar month, financial statements to include a balance sheet, income statement and cash flow statement of Debtor, as of the end of such calendar month, all in form and in reasonable detail satisfactory to Lender and duly certified (subject to year‑end review adjustments) by a Responsible Officer (i) as being true and correct in all material aspects to the best of such officer’s knowledge (subject to year-end adjustments), and (ii) as having been prepared in accordance with GAAP. Such interim financial statements shall be accompanied by monthly account receivable agings, accounts payable agings, and, on a quarterly basis, Debtor’s quarterly 941-payroll tax form and proof of deposit.

(b) Annual Financial Statements and Tax Returns. As soon as available and in any event (i) within NINETY (90) days after the end of each fiscal year, financial statements to include a balance sheet, income statement and cash flow statement of Debtor (on a consolidated and consolidating basis), as of the end of such fiscal year, all in form and in reasonable detail satisfactory to Lender and duly certified by a Responsible Officer (1) as being true and correct in all material aspects to the best of such officer’s knowledge, and (2) as having been prepared in accordance with GAAP, and (ii) within THIRTY (30) days of filing (and in any event by NOVEMBER 15 of the calendar year immediately following the year for which such returns are filed), a copy of the annual income tax returns for Debtor.

(c) Borrowing Base. As soon as available and in any event within ONE (1) Business Day after the end of each week or more often as may be required by Lender, a Borrowing Base Certificate in form and content satisfactory to Lender in its Permitted Discretion.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(d) Inventory Report. As soon as available, and in any event within THIRTY (30) days after the end of each calendar month, an inventory report (in such form and detail as Lender shall reasonably require) certified by a Responsible Officer of Debtor.

(e) Compliance Certificate. Concurrently with the delivery of each of the financial statements of Debtor referred to in Sections 9(a) and (b), a certificate of a Responsible Officer of Debtor stating that to such officer’s knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with the financial covenants set forth in Section 8 of this Agreement. The Certificate shall be executed in the form attached hereto as Exhibit C, or substantially similar.

(f) Guarantor Financial Statements. As soon as available and in any event within THIRTY (30) days after the anniversary of the date of the annual financial statement most recently delivered to Lender, an annual financial statement for each Guarantor, in such form and detail as Lender shall reasonably require.

(g) Management Letters. Promptly upon receipt thereof Debtor shall furnish to Lender, a copy of any management letter or written report submitted to Debtor by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Debtor.

(h) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Debtor files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within FIVE (5) Business Days after Debtor knows or has reason to know that any reportable event or prohibited transaction has occurred with respect to any plan or that the PBGC or Debtor has instituted or will institute proceedings under Title IV of ERISA to terminate any plan, a certificate of an officer of Debtor setting forth the details as to such reportable event or prohibited transaction or plan termination and the action that Debtor proposes to take with respect thereto.

(i) Notice of Default and Events of Default. As soon as possible and in any event within FIVE (5) Business Days after the occurrence of each Default, a written notice setting forth the details of such Default and the action which is proposed to be taken by Debtor with respect thereto.

(j) General Information. Debtor shall promptly deliver such other information pertaining to Debtor as reasonably requested by Lender.

10. Rights of Lender. Lender shall have the rights contained in this Section at all times that this Agreement is effective.

(a) Financing Statements. Debtor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor hereby irrevocably authorizes Lender at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (1) as all assets of Debtor or words of similar effect; regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (2) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(b) Power of Attorney. Debtor hereby irrevocably appoints Lender as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time following the occurrence and during the continuation of an Event of Default in Lender’s Permitted Discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Lender hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; (iv) to file any claims or take any action or institute any proceedings which Lender may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Lender with respect to the Collateral; and (v) to act on Debtor’s behalf as permitted by any other Loan Document.

(c) Performance by Lender. If Debtor or Guarantor shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Lender may perform or attempt to perform such covenant or agreement on behalf of such Debtor or Guarantor. In such event, the Debtor or Guarantor shall, at the request of Lender, promptly pay to Lender on demand any amount expended by Lender in connection with such performance or attempted performance, together with interest thereon at the Maximum Rate (as such term is defined in the Note) from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Debtor or Guarantor under this Agreement or any other Loan Document.

(d) Debtor’s Receipt of Proceeds. Upon the occurrence and during the continuation of an Event of Default, all amounts and proceeds (including instruments and writings) received by Debtor in respect of the Collateral shall be received in trust for the benefit of Lender hereunder and, upon the written request of Lender, shall be segregated from other property of Debtor and shall be forthwith delivered to Lender in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in accordance with the Loan Documents.

(e) Notification of Account Debtors. Lender may at its Permitted Discretion from time to time during the continuation of an Event of Default notify any or all obligors under any accounts (i) of Lender’s security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Lender, and (ii) to verify the accounts with such obligors. Lender shall have the right, at the expense of Debtor, to enforce collection of any such accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor.

11. Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Payment Default. The failure, refusal or neglect of Debtors to pay when due any part of the principal of, or interest on the Indebtedness owing to Lender by Debtors or any other indebtedness or obligations due and owing from Debtor to Lender under the Loan Documents from time to time and such failure, refusal or neglect shall continue unremedied for a period of TEN (10) days from the date such payment is due.

(b) Performance or Warranty Default. Except as otherwise provided in this Agreement, the failure of Debtor or Guarantor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents or any other agreement with Lender, provided that, if such Default is curable but is not cured within FIVE (5) Business Days following written notice from Lender to such Debtor or Guarantor, then it shall be an Event of Default, except that, if (i) such curable Default cannot be cured within FIVE (5) Business Days, (ii) such Debtor or Guarantor has, within such period, taken such actions as deemed reasonably necessary and appropriate by Lender to cure such curable Default, and (iii) such Debtor or Guarantor shall continue to diligently pursue such actions, then such cure period shall be extended for a period of THIRTY (30) days.

(c) Representations. Any representation contained herein or in any of the other Loan Documents made by Debtor or Guarantor is false, misleading or erroneous in any material respect when made or when deemed to have been made.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(d) Other Debt. The occurrence of any event which results in the ACCELERATION of the maturity of any Debt for borrowed money in an aggregate principal amount in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) owing by Debtor or Guarantor to any third party under any agreement or understanding.

(e) Insolvency. If Debtor or Guarantor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within SIXTY (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within SIXTY (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of SIXTY (60) days any attachment, sequestration or similar writ levied upon any property of it.

(f) Judgment. The entry of any judgment against any Debtor or the issuance or entry of any attachments or other Liens against any of the property of such Debtor for an amount in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (individually or in the aggregate) if uninsured, undischarged, unbonded or undismissed on the date on which such judgment would be executed upon.

(g) Action Against Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action.

(h) Change in Control. Unless otherwise approved by Lender, (i) Guarantor shall cease to be active in the management of Debtor, or (ii) more than TEN PERCENT (10.00%) of the record or beneficial ownership of Debtor shall have been transferred, assigned or hypothecated to any Person, when compared to such ownership as of the Effective Date.

(i) ERISA Default. Any of the following events shall occur or exist with respect to Debtor or any ERISA Affiliate: (i) any prohibited transaction involving any plan; (ii) any reportable event with respect to any plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any plan or the termination of any plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a multiemployer plan or the reorganization, insolvency, or termination of any multiemployer plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or would in the reasonable opinion of Lender subject Debtor to any tax, penalty, or other liability to a plan, a multiemployer plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or would reasonably be expected to exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00).

(j) Death or Incompetence; Dissolution of Certain Person. Any Debtor or Guarantor that is (i) a natural Person shall have died or have been declared incompetent by a court of proper jurisdiction, or (ii) not a natural Person shall have been dissolved, liquidated, or merged or consolidated with or into any other Person without the prior written consent of Lender, provided, however, the death or legal incapacity of any Guarantor that is a natural person shall not be an Event of Default if, within THIRTY (30) days of the date of such death or incapacity, the representative or legal guardian of such Guarantor or Guarantor’s estate affirms in writing (which instrument shall be in form and substance satisfactory to Lender) (1) the obligations of such Guarantor’s estate pursuant to the Loan Documents, and (2) that no distributions shall be made from such estate without the prior written consent of Lender.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(k) Action of Lien Holder. The holder of any Lien or security interest on the Collateral (without hereby implying the consent of Lender to the existence or creation of any such Lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(l) Subordinated Debt. The subordination provisions related to any Subordinated Debt or any other agreement, document or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Indebtedness, for any reason shall not have the priority contemplated by this Agreement or any such subordination provisions.

(m) Material Adverse Effect. Any event shall have occurred or is continuing which shall have had a Material Adverse Effect.

(n) Loan Documents. (i) The Loan Documents shall at any time after their execution and delivery and for any reason cease (1) to create a valid and perfected first priority security interest (subject to Permitted Encumbrances) in and to the Collateral; or (2) to be in full force and effect or shall be declared null and void, or (ii) the validity or enforceability of the Loan Documents shall be contested by Debtor, Guarantor or any other Person party thereto, or Debtor, Guarantor or any other Person shall deny it has any further liability or obligation under the Loan Documents.

Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

12. Remedies and Related Rights. If an Event of Default shall have occurred and be continuing, and without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender, Lender may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, (i) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Lender by Debtor at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Debtor, and (ii) Lender may, at its option, cease further Advances under the Note and this Agreement; provided, however, concurrently and automatically with the occurrence of an Event of Default under Section 11(e) further advances under the Loan Documents shall automatically cease, the Indebtedness at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Debtor. All rights and remedies of Lender set forth in this Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

(b) Other Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, Lender may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i) Exercise in respect of the Collateral all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral);

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(ii) Require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Lender, assemble the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;

(iii) Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) Sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Lender’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) Buy the Collateral, or any portion thereof, at any public sale;

(vi) Buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii) Apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii) At its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Lender is entitled to do so under the UCC or otherwise.

Debtor agrees that in the event Debtor is entitled to receive any notice under the UCC, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor’s address set forth on the signature page hereof, TEN (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Application of Proceeds. If any Event of Default shall have occurred and is continuing, Lender may at its sole discretion apply or use any cash held by Lender as Collateral, and any cash proceeds received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Lender may elect:

(i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with (1) the administration of the Loan Documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (3) the exercise or enforcement of any of the rights and remedies of Lender hereunder;

(ii) to the payment or other satisfaction of any Liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by holding such cash and proceeds as Collateral;

(v) to the payment of any other amounts required by applicable law; and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(d) License. Lender is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, Debtor’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit. In addition, Debtor hereby irrevocably agrees that Lender may, following the occurrence and during the continuance of an Event of Default, sell any of Debtor’s inventory directly to any Person, including without limitation Persons who have previously purchased Debtor’s inventory from Debtor and in connection with any such sale or other enforcement of Lender’s rights under this Agreement, may sell inventory which bears any trademark owned by or licensed to Debtor and any inventory that is covered by any copyright owned by or licensed to Debtor and Lender may finish any work in process and affix any trademark owned by or licensed to Debtor and sell such inventory as provided herein.

(e) Use and Operation of Collateral. Should any Collateral come into the possession of Lender, Lender may use or operate such Collateral for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Lender in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Lender, at Lender’s request, the amount of all expenses (including the cost of any insurance and payment of taxes or other charges) incurred by Lender in connection with its custody and preservation of the Collateral, shall be payable by Debtor to Lender upon demand and shall become part of the Indebtedness. However, the risk of accidental loss or damage to, or diminution in value of, the Collateral is on Debtor, and Lender shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to the Collateral that is in the possession of Lender, Lender shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon.

(f) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Debtor and Guarantor (unless otherwise provided) shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

(g) Non‑Judicial Remedies. In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor and each Guarantor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Debtor and each Guarantor recognizes and concedes that non‑judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(h) Use and Possession of Certain Premises. Upon the occurrence of an Event of Default, Lender shall be entitled to occupy and use any premises owned or leased by Debtor where any of the Collateral or any records relating to the Collateral are located until the Indebtedness is paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay Debtor for such use and occupancy.

(i) Other Recourse. Debtor and each Guarantor waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Lender. Debtor and each Guarantor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor and each Guarantor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, neither Debtor nor any Guarantor shall have any right of subrogation and Debtor and each Guarantor waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Debtor and each Guarantor authorizes Lender, and without notice or demand and without any reservation of rights against such Debtor and each Guarantor and without affecting such Debtor or Guarantor’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Lender may in its Permitted Discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

(j) No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

(k) Equitable Relief. Debtor and Guarantor recognize that in the event Debtor fails to pay, perform, observe, or discharge any or all of the Indebtedness any remedy at law may prove to be inadequate relief to Lender. Debtor and Guarantor therefore agree that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(l) Louisiana Provisions. For the purposes of Louisiana executory process procedures, the Debtor does hereby acknowledge the Indebtedness and confess judgment in favor of the Lender for the full amount of the Indebtedness. The Debtor does by these presents consent, agree and stipulate that upon the occurrence of an Event of Default it shall be lawful for the Lender, and the Debtor does hereby authorize the Lender, to cause all and singular the Collateral to be seized and sold under executory or ordinary process, at the Lender’s sole option, without appraisement, appraisement being hereby expressly waived, in one lot as an entirety or in separate parcels as the Lender may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable law.

13. Cross-Collateralization and Cross-Default. Debtor and Lender contemplate that Debtor and Lender have engaged or may, from time to time engage, in various loan transactions and that from time to time other circumstances may arise, in which Debtor becomes obligated to Lender, including transactions of a type that are very different from the transactions evidenced by the Loan Documents, including by notes, advances, overdrafts, bookkeeping entries, guaranty agreements, deeds of trust, or any other method or means (each a “Loan Obligation”). Unless otherwise agreed in writing, Debtor and Lender agree that all such transactions will be secured by the Collateral, and that the Indebtedness arising under this Agreement and the other Loan Documents will be secured by any collateral granted in connection with such Loan Obligation. Repayment of all Indebtedness and performance of all other obligations under this Agreement by Debtor shall not terminate Lender’s security interests in the Collateral, unless Lender executes a written release. Unless otherwise agreed in writing, if any default occurs under any Loan Obligation, then Lender may declare an Event of Default and an Event of Default shall be a default under such Loan Obligation. Lender’s failure to exercise cross-defaults shall not constitute a waiver by Lender of such right.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

14. Indemnity. DEBTOR SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (EACH, AN “INDEMNIFIED PERSON”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (c) ANY BREACH BY DEBTOR OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (d) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF DEBTOR OR ANY OF ITS SUBSIDIARIES OR ANY OTHER OBLIGATED PARTY, OR (e) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON. THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NOT EXTEND TO LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON. DEBTOR AGREES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S AGREEMENT TO ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS. If Debtor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as (a) a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct, or (b) Lender has expressly agreed in writing with Debtor that such claim is proximately caused by such Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

15. Limitation of Liability. Neither Lender nor any officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Debtor and Guarantor hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Debtor or Guarantor in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Debtor and Guarantor hereby waive, release, and agree not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. DEBTOR AND GUARANTOR AGREE THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S AGREEMENT TO ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

16. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Debtor, Guarantor or any of Debtor’s equity holders or any other Person. Documents in connection with the transactions contemplated hereunder have been prepared by Lender’s Counsel. Debtor and Guarantor acknowledge and understand that Lender’s Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Debtor or Guarantor in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Debtor or Guarantor with respect to this transaction. Debtor and Guarantor have been advised to seek other legal counsel to represent their interests in connection with the transactions contemplated herein.

17. Lender Not Fiduciary. The relationship between Debtor, Guarantor and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Debtor or Guarantor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Debtor, Guarantor and Lender to be other than that of debtor and creditor.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

18. Waiver and Agreement. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by Debtor or Guarantor therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

19. Benefits. This Agreement shall be binding upon and inure to the benefit of Lender, Debtor and Guarantor, and their respective heirs, personal representatives, successors and assigns, provided, however, that neither Debtor or Guarantor may, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

20. Notices. All notices or other communications required or permitted to be given pursuant to this Agreement or the other Loan Documents (unless otherwise expressly stated therein) shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (b) by delivering same in person to the intended addressee, or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving notice to the other party in the manner set forth herein.

21. Construction; Venue; Service of Process. THE LOAN DOCUMENTS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF LOUISIANA, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, AND SHALL BE PERFORMABLE BY THE PARTIES HERETO IN THE PARISH IN LOUISIANA WHERE LENDER’S ADDRESS SET FORTH ON LENDER’S SIGNATURE PAGE HEREOF IS LOCATED (THE “VENUE SITE”). ANY ACTION OR PROCEEDING AGAINST DEBTOR OR GUARANTOR UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT WITHIN THE VENUE SITE. DEBTOR AND GUARANTOR HEREBY IRREVOCABLY (A) SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. DEBTOR AND GUARANTOR EACH AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. NOTHING IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR GUARANTOR OR WITH RESPECT TO ANY OF EITHER’S PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY DEBTOR OR GUARANTOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE VENUE SITE.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

22. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

23. Expenses. Debtor shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (a) the drafting and execution of the Loan Documents and the transactions contemplated therein, (b) any action required in the course of administration of the Indebtedness and obligations evidenced by the Loan Documents, and (c) any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.

24. Participation or Sale of the Loan. Debtor and Guarantor agree that Lender may, at its option, sell interests in the Loan and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Debtor and/or Guarantor to each prospective purchaser subject to obtaining a confidentiality agreement with each prospective purchaser prior to disclosing Debtor and/or Guarantor’s confidential information.

25. Conflicts. Except as otherwise expressly provided in the Note, in the event any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

26. Counterparts. The Loan Documents may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

27. Survival. All representations and warranties made in the Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

28. Construction. Debtor, Guarantor and Lender each acknowledge that they had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel of its own choice and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Debtor, Guarantor and Lender.

29. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or such condition exists.

30. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR, GUARANTOR AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

31. Patriot Act Notice. Lender hereby notifies Debtor that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. § 5318 (the “Act”), it is required to obtain, verify and record information that identifies Debtor, which information includes the name and address of Debtor and other information that will allow Lender to identify Debtor in accordance with the Act. In addition, Debtor agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Debtor or any Subsidiary of Debtor is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Loan to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable laws.

32. Notice of Right to Receive a Copy of Appraisal. If the Indebtedness is secured by a Lien in real property, Debtor has a right to receive a copy of the appraisal report used in connection with the Loan. If Debtor would like to receive a copy, Debtor must contact Lender at the address set forth herein and request a copy of the appraisal report. Lender must receive such a request from Debtor no later than NINETY (90) days after the Effective Date.

33. Regulation B—Notice of Joint Intent. If Debtor is more than one Person, Federal Regulation B (Equal Credit Opportunity Act) requires Lender to obtain evidence of each Debtor’s intention to apply for joint credit. Each Debtor’s signature below shall evidence such intent. Each Debtor’s intent shall apply to future related extensions of joint credit and joint guaranty.

34. Notice of Balloon Payment. At maturity (whether by acceleration or otherwise), Debtor must repay the entire principal balance of Loan and unpaid interest then due. Lender is under no obligation to refinance the outstanding principal balance of Loan (if any) at that time. Debtor will, therefore, be required to make payment out of other assets Debtor may own; or Debtor will have to find a lender willing to lend Debtor the money at prevailing market rates, which may be higher than the interest rate on the outstanding principal balance of the Loan. If Guarantor has guaranteed payment of the Loan, Guarantor may be required to perform pursuant to the provisions of the Guaranty.

35. Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Debtor and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Debtor and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Debtor to Lender pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Debtor will have paid or Lender will have received by reason of any voluntary prepayment by Debtor of any Note and/or the Related Indebtedness, then it is Debtor’s and Lender’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Debtor), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Debtor and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Debtor that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Debtor and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Debtor to Lender. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

36. Notice of Final Agreement. It is the intention of Debtor, Guarantor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time). Debtor, Guarantor and Lender warrant and represent that the entire agreement made and existing by or among Debtor, Guarantor and Lender with respect to the Loan is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, Debtor, Guarantor and Lender that are not reflected in the Loan Documents. By execution and delivery of this Agreement, Debtor and Guarantor acknowledge that Debtor and Guarantor have received a copy of this NOTICE OF FINAL AGREEMENT.

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THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

LOAN AND SECURITY AGREEMENT – PAGE 32

THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

AGREED as of the Effective Date.

LENDER:		ADDRESS:
THERMO COMMUNICATIONS FUNDING LLC

By:	/s/ Seth Block
Name:	Seth Block
Title:	Executive Vice President

DEBTOR:		ADDRESS:
AMERICREW, INC.		21 Omaha Street
Dumont, NJ 08628

By:	/s/ Brian Weis
Name:	Brian Weis
Title:	COO

DEBTOR:		ADDRESS:
Mikab Corporation		21 Omaha Street
Dumont, NJ 08628

By:	/s/ Brian Weis
Name:	Brian Weis
Title:	COO

GUARANTOR:		ADDRESS:
Brian Weis		21 Omaha Street
Dumont, NJ 08628

By:	/s/ Brian Weis
Name:	Brian Weis

LOAN AND SECURITY AGREEMENT – PAGE 33

THERMO COMMUNICATIONS FUNDING, LLC – Americrew, Inc.

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